Exhibit 10.1

Name of Subscriber

SUBSCRIPTION AGREEMENT

BTCS, Inc.

9466 Georgia Avenue #124

Silver Spring, MD 20910

Dear Sirs:

1.1 Subscription. I, the undersigned investor (the “Investor”), hereby subscribe for and agree to purchase on the terms and conditions contained in this Subscription Agreement _______________ shares of Series C-2 preferred stock (the “Shares”) of BTCS, Inc., a Nevada corporation (the “Company”). I have reviewed the Certificate of Designation filed or to be filed with the Secretary of State of Nevada attached as Exhibit A.

1.2 Subscription Payment. As payment for this subscription, within 5 business days of the execution hereof, I will wire to the Company an amount of $__________. My investment represents a firm commitment and I am obligated to purchase all the Shares.

2.1 Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

(a) I am aware that my investment involves a high degree of risk;

(b) I acknowledge and am aware that there is no assurance as to the future performance of the Company;

(c) I am purchasing the Shares for my own account for investment and not with a view to or for sale in connection with the distribution of the Shares nor with any present intention of selling or otherwise disposing of all or any part of the Shares. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, the shares have not been registered under the Securities Act of 1933 (the “Securities Act”) or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. I hereby authorize the Company to place a legend denoting the restriction on the certificates to be issued. I acknowledge that no public market may develop for the Shares.

(d) I further acknowledge my understanding that the Company’s reliance on such exemptions referred to in subsection (c) above are, in part, based upon the foregoing representations, warranties, and agreements by me and that the statutory basis for such exemptions would not be present, if, notwithstanding such representations, warranties and agreements, I were acquiring the Shares for resale on the occurrence or non-occurrence of some pre-determined event. In order to induce the Company to issue and sell the Shares subscribed for hereby to me, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares or any part thereof by anyone, except as set forth herein;

(e) I have the financial ability to bear the economic risk of my investment in the Company (including its possible total loss), have adequate means for providing for my current needs and personal contingencies and have no need for liquidity with respect to my investment in the Company;

(f) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company;

(g) I: _________________

(1) Have carefully read this Subscription Agreement and the Company’s Securities and Exchange Commission (“SEC”) filings and all subsequent filings filed with the SEC and have evaluated the risks of a purchase of the Shares and have relied solely (except as indicated in subsection (2) and (3)) on the information contained in this Subscription Agreement;

(2) Have been provided an opportunity to obtain any additional information concerning the offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(3) Have been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and other matters pertaining to this investment. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3E-500.05(a) thereunder, I may have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

(h) If the undersigned is a corporation, trust, partnership, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

(i) No representations or warranties have been made to the undersigned by the Company, or any of their respective officers, employees, agents, affiliates or attorneys;

(j) The information contained in Section 2.2 of this Subscription Agreement is true and correct including any information which I have furnished and furnish to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to acceptance of my subscription, I will furnish such revised or corrected information to the Company;

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(k) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable state laws including the three day rights under Florida law, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability;

(l) Where applicable, I agree to be bound by any restrictions on resale of the Shares required by applicable state laws.

2.2 Investor Representations and Warranties Concerning Suitability, Accredited Investor and Eligible Client Status. I represent and warrant the following information:

(a) The following information should be provided by the person making the investment decision whether on his own behalf or on behalf of an entity:

(1)	Name of Investor:	Age:

(2)	Name of person making investment decision

Age:
(Print)

(3)	Principal residence address and telephone number:

I have no present intention of becoming a resident of any other state or jurisdiction.

(b) I hereby certify that I am an accredited investor as defined under Rule 501 of Regulation D under the Securities Act.

3.1 Indemnification. I hereby agree to indemnify and hold harmless the Company, its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

4.1 Arbitration. Any controversy, dispute or claim against the Company, its officers, directors or employees arising out of or relating to this Subscription Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Nevada (unless the parties agree in writing to a different location) before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties to any arbitration proceeding for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

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4.2 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Subscription Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein (or in the Certificate of Designation) and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.1 Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

6.1 Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

7.1 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

Investor:	At the address designated
in Section 2.2 of this
Subscription Agreement

The Company:	BTCS, Inc.
At the address at the cover page of this
Agreement
Attention: CEO

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

8.1 Governing Law. This Subscription Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Nevada.

9.1 Oral Evidence. This Subscription Agreement constitutes the entire Subscription Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

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10.1 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Subscription Agreement.

11.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and payment for, the Shares.

12.1 Acceptance of Subscription. The Company may accept this Subscription Agreement for all of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter. Upon accepting this Subscription Agreement by executing a copy hereof it represents a firm commitment by the Company and the Company is obligated to issue the Shares.

Individual Investors

Social Security Number	Print Name of Investor

Signature of Investor

Manner in which Shares are to be held:

Individual Ownership	Partnership

Tenants-in-Common	Trust

Joint Tenant With Right of Survivorship	Corporation

Tenants by the Entirety	Employee Benefit Plan

Community Property	Other (please indicate)

Separate Property

Corporate or Other Entity

Federal ID Number		Print Name of Entity

By:
Signature, Title

DATED: January 1, 2021

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By signing below, the undersigned accepts the foregoing subscription and agrees to be bound by its terms.

BTCS, Inc.

By:	Dated:
Name:
Title:

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Exhibit A

Certificate of Designation